Exhibit 99.1

Tom Wojcik, Investor Relations	Brian Beades, Media Relations
212.810.8127	212.810.5596

BlackRock Reports Third Quarter 2014 Diluted EPS of $5.37, or $5.21 as adjusted

•	10% AUM growth from the third quarter of 2013

•	$28.7 billion of long-term net inflows for the third quarter of 2014

•	20% operating income growth (24% as adjusted) from the third quarter of 2013

•	40.6% operating margin (44.2% as adjusted) for the third quarter of 2014

•	28% diluted EPS growth (34% as adjusted) from the third quarter of 2013

•	Consistent capital management with $250 million of quarterly share repurchases

FINANCIAL RESULTS

(in millions, except per share data)	Q3 2014	Q3 2013	Change	Q2 2014	Change	Nine Months Ended September 30,		Change
						2014	2013

AUM	$4,524,575	$4,096,356	10%	$4,593,612	(2%)	$4,524,575	$4,096,356	10%
GAAP basis:
Revenue	$2,849	$2,472	15%	$2,778	3%	$8,297	$7,403	12%
Operating income	$1,157	$966	20%	$1,122	3%	$3,330	$2,724	22%
Operating margin	40.6%	39.1%	150 bps	40.4%	20 bps	40.1%	36.8%	330 bps
Net income (1)	$917	$730	26%	$808	13%	$2,481	$2,091	19%
Diluted EPS	$5.37	$4.21	28%	$4.72	14%	$14.48	$12.02	20%
Weighted average diluted shares	170.8	173.4	(1%)	171.2	—%	171.4	174.0	(1%)
As Adjusted:
Operating income (2)	$1,214	$978	24%	$1,133	7%	$3,409	$2,881	18%
Operating margin (2)	44.2%	41.2%	300 bps	42.4%	180 bps	42.7%	40.8%	190 bps
Net income (1) (2)	$890	$672	32%	$837	6%	$2,489	$2,031	23%
Diluted EPS (2)	$5.21	$3.88	34%	$4.89	7%	$14.53	$11.67	25%
(1)	Net income represents net income attributable to BlackRock, Inc.
(2)	See notes (1) through (4) to the Condensed Consolidated Statements of Income and Supplemental Information on pages 13 through 16 for more information on as adjusted items and the reconciliation to GAAP.

New York, October 15, 2014 – BlackRock, Inc. (NYSE:BLK) today reported financial results for the three and nine months ended September 30, 2014.

“BlackRock’s unique business model, combining active and index products on a single platform alongside Aladdin’s industry-leading risk management and analytics capabilities, once again delivered strong results in the third quarter,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “We continue to invest in our platform and our team in order to enhance our business model and position BlackRock to capture market opportunities – and most importantly, to partner with our clients to help them meet their investment goals.

“The commitment we made six years ago to rebuild our fixed income business is now showing results. With 87% of BlackRock’s taxable fixed income assets outperforming their benchmark or peer median over the three-year period – including our top-decile Total Return Fund – and the breadth of our offerings across both active and index strategies, we are delivering investment outperformance to our clients as they navigate a challenging global interest rate environment. We once again saw strong interest in our global unconstrained fixed income platform in the third quarter, raising more than $4 billion of net new flows in our Strategic Income Opportunities and Fixed Income Global Opportunities funds, collectively, and that momentum has continued into the fourth quarter.

“As client demand for investment solutions continues to increase, BlackRock’s multi-asset franchise is a key differentiator. Our team-based culture enables our multi-asset managers to benefit from the best alpha engines and risk management capabilities BlackRock has to offer, to construct portfolios that go beyond traditional benchmarks to deliver outcomes to clients. In the third quarter, we raised $7.4 billion of net new flows in multi-asset strategies, driven by our flagship global franchises: Multi-asset Income, Global Allocation and our LifePath target-date funds.

“In iShares, we saw net new flows of $18.2 billion, driven by strong equity flows into the Core Series and demand for emerging markets and Asian equities, and we have seen elevated interest in our iShares fixed income platform as clients look for options to maintain exposure to the broad fixed income market in the current environment.

“BlackRock has never been better positioned to meet the varying needs of global investors. Our process, our people and our culture set us apart. We leverage our global reach, including the insight-sharing benefits of the BlackRock Investment Institute and the international scope of our platform, to generate durable alpha. We take full advantage of our Aladdin risk management and analytics capabilities to manufacture and deliver investment solutions. We are intensely focused on building on the strength of our leadership team – the management changes we announced in the second quarter are contributing to positive change across the organization. And we have a team-based investment philosophy, with no centralized CIO or single decision-maker, which empowers our One BlackRock culture to drive our business.

“We remain intensely focused on performance, on continuing to enhance our differentiated platform and on developing talent at all levels of the organization so that we can be the most trusted advisor for our clients as they build their financial futures. Our people are critical to our success and I want to once again thank BlackRock employees for their commitment to delivering excellence to our clients and shareholders.”

RESULTS BY CLIENT TYPE

(in millions), (unaudited)	Q3 2014 Net flows	September 30, 2014 AUM	Q3 2014 Base Fees (1)	September 30, 2014 AUM % of Total	Q3 2014 Base Fees (1) % of Total
Retail	$4,860	$525,479	$846	12%	35%
iShares	18,209	974,170	850	23%	35%
Institutional:
Active	135	954,889	469	23%	20%
Index	5,485	1,765,875	231	42%	10%
Total institutional	5,620	2,720,764	700	65%	30%
Total long-term	$28,689	$4,220,413	$2,396	100%	100%

RESULTS BY PRODUCT

(in millions), (unaudited)	Q3 2014 Net flows	September 30, 2014 AUM	Q3 2014 Base Fees (1)	September 30, 2014 AUM % of Total	Q3 2014 Base Fees (1) % of Total
Equity	$10,234	$2,400,105	$1,351	56%	56%
Fixed income	11,111	1,333,528	548	32%	23%
Multi-asset	7,424	373,054	315	9%	13%
Alternatives	(80)	113,726	182	3%	8%
Total long-term	$28,689	$4,220,413	$2,396	100%	100%
(1)	Base fees include investment advisory, administration fees and securities lending revenue.

Long-Term Business Highlights

Long-term net inflows were positive across all regions, with net inflows of $10.8 billion, $7.4 billion and $10.5 billion from clients in the Americas, EMEA and Asia-Pacific, respectively. At September 30, 2014, BlackRock managed 61% of its long-term AUM for investors in the Americas and 39% for clients in EMEA and Asia-Pacific.

A discussion of the Company’s net flows by client type for the third quarter of 2014 is presented below.

•	Retail long-term net inflows of $4.9 billion included net inflows of $2.8 billion in the United States and $2.1 billion internationally. Net flows were led by fixed income with $5.4 billion, which reflected strong interest in unconstrained fixed income offerings, including more than $3 billion of net inflows, collectively, into our Strategic Income Opportunities and Strategic Municipal Opportunities funds in the United States and $1.2 billion of net inflows into our Fixed Income Global Opportunities cross-border fund. Equity net outflows of $3.4 billion were driven by outflows from European equities, which were impacted by macro headwinds. Multi-asset class net inflows of $2.5 billion were led by our Multi-Asset Income fund family, which raised over $2 billion of net new assets.

•	iShares® long-term net inflows of $18.2 billion included equity net inflows of $13.8 billion, driven by flows into the Core Series as well as demand for emerging markets and Asian equity exposures. Fixed income net inflows of $3.7 billion were paced by $1.3 billion of net inflows into our Core U.S. Aggregate fund (AGG).

•	Institutional active long-term net inflows of $0.1 billion were led by multi-asset class net inflows of $5.2 billion, which reflected ongoing demand for our LifePath® target-date suite and fiduciary mandate wins. Fixed income net outflows of $3.5 billion were impacted by several client-specific asset allocation decisions. Alternatives net outflows of $1.0 billion included $1.1 billion of capital successfully returned to investors.

•	Institutional index long-term net inflows of $5.5 billion were driven by fixed income net inflows of $5.5 billion.

Cash management AUM increased 5% to $281.0 billion.

Advisory AUM decreased 24% to $23.2 billion due to disposition portfolio liquidations. The execution of these liquidations contributed to BlackRock Solutions® and advisory revenue in the quarter.

INVESTMENT PERFORMANCE AT SEPTEMBER 30, 2014 (1)

	One-year period	Three-year period	Five-year period
Fixed Income:
Actively managed products above benchmark or peer median
Taxable	78%	87%	89%
Tax-exempt	72%	69%	82%
Index products within or above applicable tolerance	97%	98%	99%
Equity:
Actively managed products above benchmark or peer median
Fundamental	42%	50%	48%
Scientific	78%	96%	93%
Index products within or above applicable tolerance	93%	97%	97%
(1)	Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 17 for performance disclosure detail.

Teleconference, Webcast and Presentation Information

Chairman and Chief Executive Officer, Laurence D. Fink, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Wednesday, October 15, 2014 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 7362882). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 12:30 p.m. (Eastern Time) on Wednesday, October 15, 2014 and ending at midnight on Wednesday, October 29, 2014. To access the replay of the teleconference, callers from the United States should dial (800) 585-8367 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 7362882. To access the webcast, please visit the investor relations section of www.blackrock.com.

About BlackRock

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. At September 30, 2014, BlackRock’s AUM was $4.525 trillion. BlackRock helps clients meet their goals and overcome challenges with a range of products that include separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. Headquartered in New York City, as of September 30, 2014, the firm had approximately 12,100 employees in more than 30 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa.

For additional information, please visit the Company’s website at www.blackrock.com | Twitter: @blackrock_news | Blog: www.blackrockblog.com | LinkedIn: www.linkedin.com/company/blackrock

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except per share data), (unaudited)

	Three Months Ended September 30,		Change	Three Months Ended June 30, 2014
	2014	2013			Change
Revenue
Investment advisory, administration fees and securities lending revenue	$2,468	$2,153	$315	$2,434	$34
Investment advisory performance fees	133	96	37	115	18
BlackRock Solutions and advisory	165	156	9	146	19
Distribution fees	17	19	(2)	18	(1)
Other revenue	66	48	18	65	1

Total revenue	2,849	2,472	377	2,778	71

Expense
Employee compensation and benefits	973	866	107	948	25
Distribution and servicing costs	90	85	5	89	1
Amortization of deferred sales commissions	14	14	—	14	—
Direct fund expense	199	167	32	187	12
General and administration	376	334	42	377	(1)
Amortization of intangible assets	40	40	—	41	(1)

Total expense	1,692	1,506	186	1,656	36

Operating income	1,157	966	191	1,122	35
Nonoperating income (expense)
Net gain (loss) on investments	46	32	14	45	1
Net gain (loss) on consolidated variable interest entities	(47)	(6)	(41)	28	(75)
Interest and dividend income	10	8	2	3	7
Interest expense	(61)	(52)	(9)	(60)	(1)

Total nonoperating income (expense)	(52)	(18)	(34)	16	(68)

Income before income taxes	1,105	948	157	1,138	(33)
Income tax expense	232	219	13	297	(65)

Net income	873	729	144	841	32
Less:
Net income (loss) attributable to noncontrolling interests	(44)	(1)	(43)	33	(77)

Net income attributable to BlackRock, Inc.	$917	$730	$187	$808	$109

Weighted-average common shares outstanding
Basic	167,933,040	169,811,633	(1,878,593)	168,712,221	(779,181)
Diluted	170,778,766	173,371,508	(2,592,742)	171,150,153	(371,387)
Earnings per share attributable to BlackRock, Inc. common stockholders (4)
Basic	$5.46	$4.30	$1.16	$4.79	$0.67
Diluted	$5.37	$4.21	$1.16	$4.72	$0.65
Cash dividends declared and paid per share	$1.93	$1.68	$0.25	$1.93	$—

Supplemental information:
AUM (end of period)	$4,524,575	$4,096,356	$428,219	$4,593,612	($69,037)
Shares outstanding (end of period)	167,610,257	169,412,929	(1,802,672)	168,363,315	(753,058)
GAAP:
Operating margin	40.6%	39.1%	150 bps	40.4%	20 bps
Effective tax rate	20.2%	23.1%	(290) bps	26.8%	(660) bps
As adjusted:
Operating income (1)	$1,214	$978	$236	$1,133	$81
Operating margin (1)	44.2%	41.2%	300 bps	42.4%	180 bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	($8)	($21)	$13	($20)	$12
Net income attributable to BlackRock, Inc. (3)	$890	$672	$218	$837	$53
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3) (4)	$5.21	$3.88	$1.33	$4.89	$0.32
Effective tax rate	26.2%	29.9%	(370) bps	24.8%	140 bps

See pages 13-16 for the reconciliation to GAAP and notes (1) through (4) for more information on as adjusted items.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except per share data), (unaudited)

	Nine Months Ended September 30,
	2014	2013	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$7,193	$6,459	$734
Investment advisory performance fees	406	293	113
BlackRock Solutions and advisory	465	420	45
Distribution fees	54	54	—
Other revenue	179	177	2

Total revenue	8,297	7,403	894

Expense
Employee compensation and benefits	2,903	2,635	268
Distribution and servicing costs	268	266	2
Amortization of deferred sales commissions	43	38	5
Direct fund expense	565	490	75
General and administration	1,066	1,130	(64)
Amortization of intangible assets	122	120	2

Total expense	4,967	4,679	288

Operating income	3,330	2,724	606

Nonoperating income (expense)
Net gain (loss) on investments	167	235	(68)
Net gain (loss) on consolidated variable interest entities	(35)	(2)	(33)
Interest and dividend income	23	18	5
Interest expense	(174)	(159)	(15)

Total nonoperating income (expense)	(19)	92	(111)

Income before income taxes	3,311	2,816	495
Income tax expense	853	715	138

Net income	2,458	2,101	357
Less:
Net income (loss) attributable to noncontrolling interests	(23)	10	(33)

Net income attributable to BlackRock, Inc.	$2,481	$2,091	$390

Weighted-average common shares outstanding
Basic	168,571,354	170,581,930	(2,010,576)
Diluted	171,351,276	174,012,876	(2,661,600)
Earnings per share attributable to BlackRock, Inc. common stockholders (4)
Basic	$14.72	$12.26	$2.46
Diluted	$14.48	$12.02	$2.46
Cash dividends declared and paid per share	$5.79	$5.04	$0.75

Supplemental information:
AUM (end of period)	$4,524,575	$4,096,356	$428,219
Shares outstanding (end of period)	167,610,257	169,412,929	(1,802,672)
GAAP:
Operating margin	40.1%	36.8%	330 bps
Effective tax rate	25.6%	25.5%	10 bps
As adjusted:
Operating income (1)	$3,409	$2,881	$528
Operating margin (1)	42.7%	40.8%	190 bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	($2)	($6)	$4
Net income attributable to BlackRock, Inc. (3)	$2,489	$2,031	$458
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3) (4)	$14.53	$11.67	$2.86
Effective tax rate	26.9%	29.4%	(250) bps

See pages 13-16 for the reconciliation to GAAP and notes (1) through (4) for more information on as adjusted items.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product

	June 30, 2014	Net subscriptions (redemptions)	Market change	FX impact (1)	September 30, 2014	Average AUM (2)
Retail:
Equity	$216,469	($3,412)	($4,267)	($4,419)	$204,371	$212,051
Fixed income	172,672	5,396	(303)	(1,517)	176,248	174,454
Multi-asset	126,392	2,534	(2,323)	(704)	125,899	126,485
Alternatives	18,969	342	56	(406)	18,961	19,020

Retail subtotal	534,502	4,860	(6,837)	(7,046)	525,479	532,010
iShares:
Equity	774,053	13,840	(21,584)	(9,037)	757,272	771,007
Fixed income	200,519	3,747	(1,291)	(3,838)	199,137	201,586
Multi-asset	1,624	93	(42)	(8)	1,667	1,661
Alternatives	17,636	529	(1,953)	(118)	16,094	17,089

iShares subtotal	993,832	18,209	(24,870)	(13,001)	974,170	991,343
Institutional:
Active:
Equity	133,780	(646)	578	(3,639)	130,073	132,459
Fixed income	523,665	(3,497)	2,597	(9,425)	513,340	519,669
Multi-asset	239,207	5,232	2,142	(7,816)	238,765	240,583
Alternatives	73,781	(954)	1,022	(1,138)	72,711	73,250

Active subtotal	970,433	135	6,339	(22,018)	954,889	965,961
Index:
Equity	1,338,283	452	(6,409)	(23,937)	1,308,389	1,331,200
Fixed income	443,869	5,465	12,234	(16,765)	444,803	447,201
Multi-asset	7,250	(435)	358	(450)	6,723	7,408
Alternatives	6,536	3	(403)	(176)	5,960	6,311

Index subtotal	1,795,938	5,485	5,780	(41,328)	1,765,875	1,792,120

Institutional subtotal	2,766,371	5,620	12,119	(63,346)	2,720,764	2,758,081

Long-term	4,294,705	28,689	(19,588)	(83,393)	4,220,413	$4,281,434

Cash management	268,388	16,809	9	(4,226)	280,980
Advisory (3)	30,519	(6,467)	463	(1,333)	23,182

Total	$4,593,612	$39,031	($19,116)	($88,952)	$4,524,575

Current Quarter Component Changes by Product

	June 30, 2014	Net subscriptions (redemptions)	Market change	FX impact (1)	September 30, 2014	Average AUM (2)
Equity:
Active	$320,830	($5,436)	($3,560)	($6,962)	$304,872	$314,300
iShares	774,053	13,840	(21,584)	(9,037)	757,272	771,007
Fixed income:
Active	689,724	1,904	2,128	(10,586)	683,170	687,568
iShares	200,519	3,747	(1,291)	(3,838)	199,137	201,586
Multi-asset	374,473	7,424	135	(8,978)	373,054	376,137
Alternatives:
Core	88,758	(327)	1,146	(1,297)	88,280	88,581
Currency and commodities (4)	28,164	247	(2,424)	(541)	25,446	27,089

Subtotal	2,476,521	21,399	(25,450)	(41,239)	2,431,231	2,466,268
Non-ETF Index:
Equity	1,367,702	1,830	(6,538)	(25,033)	1,337,961	1,361,410
Fixed income	450,482	5,460	12,400	(17,121)	451,221	453,756

Subtotal Non-ETF Index	1,818,184	7,290	5,862	(42,154)	1,789,182	1,815,166

Long-term	$4,294,705	$28,689	($19,588)	($83,393)	$4,220,413	$4,281,434

(1)	Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(3)	Advisory AUM represents long-term portfolio liquidation assignments.
(4)	Amounts include commodity iShares.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-to-Date Component Changes by Client Type and Product

	December 31, 2013	Net subscriptions (redemptions)	Market change	FX impact (1)	September 30, 2014	Average AUM (2)
Retail:
Equity	$203,035	$295	$4,454	($3,413)	$204,371	$208,561
Fixed income	151,475	21,585	4,579	(1,391)	176,248	165,448
Multi-asset	117,054	7,201	2,146	(502)	125,899	122,818
Alternatives	16,213	2,908	245	(405)	18,961	18,330

Retail subtotal	487,777	31,989	11,424	(5,711)	525,479	515,157
iShares:
Equity	718,135	35,410	12,637	(8,910)	757,272	741,742
Fixed income	178,835	19,845	4,247	(3,790)	199,137	194,190
Multi-asset	1,310	336	29	(8)	1,667	1,520
Alternatives	16,092	822	(697)	(123)	16,094	16,897

iShares subtotal	914,372	56,413	16,216	(12,831)	974,170	954,349
Institutional:
Active:
Equity	138,726	(13,194)	6,833	(2,292)	130,073	133,495
Fixed income	505,109	(9,666)	24,176	(6,279)	513,340	514,571
Multi-asset	215,276	13,339	17,087	(6,937)	238,765	230,789
Alternatives	73,299	(1,942)	2,109	(755)	72,711	73,435

Active subtotal	932,410	(11,463)	50,205	(16,263)	954,889	952,290
Index:
Equity	1,257,799	1,253	65,295	(15,958)	1,308,389	1,295,502
Fixed income	406,767	16,244	30,983	(9,191)	444,803	433,945
Multi-asset	7,574	(1,667)	1,135	(319)	6,723	6,953
Alternatives	5,510	670	(152)	(68)	5,960	6,195

Index subtotal	1,677,650	16,500	97,261	(25,536)	1,765,875	1,742,595

Institutional subtotal	2,610,060	5,037	147,466	(41,799)	2,720,764	2,694,885

Long-term	4,012,209	93,439	175,106	(60,341)	4,220,413	$4,164,391

Cash management	275,554	7,889	515	(2,978)	280,980
Advisory (3)	36,325	(12,258)	869	(1,754)	23,182

Total	$4,324,088	$89,070	$176,490	($65,073)	$4,524,575

Year-to-Date Component Changes by Product

	December 31, 2013	Net subscriptions (redemptions)	Market change	FX impact (1)	September 30, 2014	Average AUM (2)
Equity:
Active	$317,262	($17,695)	$10,392	($5,087)	$304,872	$314,553
iShares	718,135	35,410	12,637	(8,910)	757,272	741,742
Fixed income:
Active	652,209	10,012	28,407	(7,458)	683,170	674,514
iShares	178,835	19,845	4,247	(3,790)	199,137	194,190
Multi-asset	341,214	19,209	20,397	(7,766)	373,054	362,080
Alternatives:
Core	85,026	1,881	2,414	(1,041)	88,280	87,711
Currency and commodities (4)	26,088	577	(909)	(310)	25,446	27,146

Subtotal	2,318,769	69,239	77,585	(34,362)	2,431,231	2,401,936
Non-ETF Index:
Equity	1,282,298	6,049	66,190	(16,576)	1,337,961	1,323,005
Fixed income	411,142	18,151	31,331	(9,403)	451,221	439,450

Subtotal Non-ETF Index	1,693,440	24,200	97,521	(25,979)	1,789,182	1,762,455

Long-term	$4,012,209	$93,439	$175,106	($60,341)	$4,220,413	$4,164,391

(1)	Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing ten months.
(3)	Advisory AUM represents long-term portfolio liquidation assignments.
(4)	Amounts include commodity iShares.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product

	September 30, 2013	Net subscriptions (redemptions)	Adjustments (1)	Acquisitions (2)	Market change	FX impact (3)	September 30, 2014	Average AUM (4)
Retail:
Equity	$174,732	$5,131	$13,066	$—	$13,979	($2,537)	$204,371	$202,430
Fixed income	143,186	25,455	3,897	—	4,881	(1,171)	176,248	160,817
Multi-asset	106,017	13,746	2,663	—	3,928	(455)	125,899	119,969
Alternatives	14,514	4,245	—	136	401	(335)	18,961	17,585

Retail subtotal	438,449	48,577	19,626	136	23,189	(4,498)	525,479	500,801
iShares:
Equity	653,528	59,524	—	—	52,578	(8,358)	757,272	728,306
Fixed income	182,841	16,311	—	—	3,431	(3,446)	199,137	191,448
Multi-asset	1,179	430	—	—	71	(13)	1,667	1,451
Alternatives	19,361	(764)	—	—	(2,386)	(117)	16,094	17,296

iShares subtotal	856,909	75,501	—	—	53,694	(11,934)	974,170	938,501
Institutional:
Active:
Equity	130,864	(15,018)	—	—	16,507	(2,280)	130,073	133,812
Fixed income	503,243	(9,106)	—	—	25,845	(6,642)	513,340	512,536
Multi-asset	191,989	25,453	3,335	—	23,708	(5,720)	238,765	222,693
Alternatives	63,974	(4,791)	—	10,836	3,686	(994)	72,711	72,981

Active subtotal	890,070	(3,462)	3,335	10,836	69,746	(15,636)	954,889	942,022
Index:
Equity	1,189,588	(1,197)	(18,238)	—	155,417	(17,181)	1,308,389	1,279,142
Fixed income	408,289	16,844	(4,723)	—	31,268	(6,875)	444,803	428,983
Multi-asset	8,932	(3,065)	—	—	1,329	(473)	6,723	7,258
Alternatives	5,528	716	—	—	(278)	(6)	5,960	6,046

Index subtotal	1,612,337	13,298	(22,961)	—	187,736	(24,535)	1,765,875	1,721,429

Institutional subtotal	2,502,407	9,836	(19,626)	10,836	257,482	(40,171)	2,720,764	2,663,451

Long-term	3,797,765	133,914	—	10,972	334,365	(56,603)	4,220,413	$4,102,753

Cash management	260,077	22,140	—	—	674	(1,911)	280,980
Advisory (5)	38,514	(13,665)	—	—	702	(2,369)	23,182

Total	$4,096,356	$142,389	$—	$10,972	$335,741	($60,883)	$4,524,575

Year-over-Year Component Changes by Product

	September 30, 2013	Net subscriptions (redemptions)	Adjustments (1)	Acquisitions (2)	Market change	FX impact (3)	September 30, 2014	Average AUM (4)
Equity:
Active	$297,484	($16,802)	$—	$—	$28,643	($4,453)	$304,872	$312,809
iShares	653,528	59,524	—	—	52,578	(8,358)	757,272	728,306
Fixed income:
Active	646,193	14,300	—	—	30,373	(7,696)	683,170	669,057
iShares	182,841	16,311	—	—	3,431	(3,446)	199,137	191,448
Multi-asset	308,117	36,564	5,998	—	29,036	(6,661)	373,054	351,371
Alternatives:
Core	72,758	1,279	—	10,972	4,185	(914)	88,280	86,211
Currency and commodities (6)	30,619	(1,873)	—	—	(2,762)	(538)	25,446	27,697

Subtotal	2,191,540	109,303	5,998	10,972	145,484	(32,066)	2,431,231	2,366,899
Non-ETF Index:
Equity	1,197,700	5,718	(5,172)	—	157,260	(17,545)	1,337,961	1,302,575
Fixed income	408,525	18,893	(826)	—	31,621	(6,992)	451,221	433,279

Subtotal Non-ETF Index	1,606,225	24,611	(5,998)	—	188,881	(24,537)	1,789,182	1,735,854

Long-term	$3,797,765	$133,914	$—	$10,972	$334,365	($56,603)	$4,220,413	$4,102,753

(1)	Amounts include $19.6 billion of AUM related to fund ranges reclassed from institutional to retail and $6.0 billion of AUM reclassed from non-ETF index equity and fixed income to multi-asset during the fourth quarter of 2013.
(2)	Amounts represent $11.0 billion of AUM acquired in the MGPA acquisition in October 2013.
(3)	Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(4)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(5)	Advisory AUM represents long-term portfolio liquidation assignments.
(6)	Amounts include commodity iShares.

SUMMARY OF REVENUE

(in millions), (unaudited)

	Three Months Ended September 30,		Change	Three Months Ended June 30, 2014	Change	Nine Months Ended September 30,		Change
	2014	2013				2014	2013
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$475	$425	$50	$478	($3)	$1,416	$1,290	$126
iShares	708	589	119	677	31	2,019	1,744	275
Fixed income:
Active	359	314	45	346	13	1,029	948	81
iShares	123	113	10	122	1	358	349	9
Multi-asset	315	262	53	300	15	901	763	138
Alternatives:
Core	159	142	17	161	(2)	479	414	65
Currency and commodities	23	27	(4)	23	—	68	82	(14)

Subtotal	2,162	1,872	290	2,107	55	6,270	5,590	680
Non-ETF Index:
Equity	168	145	23	183	(15)	509	446	63
Fixed income	66	61	5	71	(5)	195	179	16

Subtotal Non-ETF Index	234	206	28	254	(20)	704	625	79

Long-term	2,396	2,078	318	2,361	35	6,974	6,215	759
Cash management	72	75	(3)	73	(1)	219	244	(25)

Total base fees	2,468	2,153	315	2,434	34	7,193	6,459	734

Investment advisory performance fees:
Equity	8	11	(3)	31	(23)	61	45	16
Fixed income	6	2	4	5	1	19	12	7
Multi-asset	8	4	4	10	(2)	21	14	7
Alternatives	111	79	32	69	42	305	222	83

Total	133	96	37	115	18	406	293	113
BlackRock Solutions and advisory	165	156	9	146	19	465	420	45
Distribution fees	17	19	(2)	18	(1)	54	54	—
Other revenue	66	48	18	65	1	179	177	2

Total revenue	$2,849	$2,472	$377	$2,778	$71	$8,297	$7,403	$894

Highlights

•	Investment advisory, administration fees and securities lending revenue increased $315 million from the third quarter of 2013 due to higher long-term average AUM. Securities lending fees of $115 million in the current quarter increased $16 million from the third quarter of 2013.

Investment advisory, administration fees and securities lending revenue increased $34 million from the second quarter of 2014 due to higher long-term average AUM and the effect of one additional revenue day in the current quarter, partially offset by a decrease of $25 million related to seasonally lower securities lending fees.

•	Performance fees increased $37 million from the third quarter of 2013, primarily reflecting higher fees from alternative products.

•	BlackRock Solutions and advisory revenue increased $19 million from the second quarter of 2014 due to higher revenue from advisory assignments and Aladdin® mandates. BlackRock Solutions and advisory revenue included $119 million in Aladdin business revenue in the current quarter compared with $109 million in the second quarter of 2014.

•	Other revenue increased $18 million from the third quarter of 2013, primarily due to higher earnings from certain strategic investments and higher transition management service fees.

SUMMARY OF EXPENSE

(in millions), (unaudited)

	Three Months Ended September 30,		Change	Three Months Ended June 30, 2014	Change	Nine Months Ended September 30,		Change
	2014	2013				2014	2013
Operating Expense
Employee compensation and benefits	$973	$866	$107	$948	$25	$2,903	$2,635	$268
Distribution and servicing costs	90	85	5	89	1	268	266	2
Amortization of deferred sales commissions	14	14	—	14	—	43	38	5
Direct fund expense	199	167	32	187	12	565	490	75
General and administration	376	334	42	377	(1)	1,066	1,130	(64)
Amortization of intangible assets	40	40	—	41	(1)	122	120	2

Total Operating Expense	$1,692	$1,506	$186	$1,656	$36	$4,967	$4,679	$288

Highlights

•	Employee compensation and benefits increased $107 million from the third quarter of 2013, reflecting higher headcount and higher incentive compensation driven by higher operating income.

•	Direct fund expense increased $32 million from the third quarter of 2013, reflecting higher average AUM where BlackRock pays certain nonadvisory expenses of the funds.

•	General and administration expense increased $42 million from the third quarter of 2013, reflecting a $50 million reduction of an indemnification asset (offset by a $50 million tax benefit – see Income Tax Expense highlights on page 12), higher professional services, marketing and promotional, and other general and administration expense, partially offset by foreign currency exchange movements.

Amounts related to the reduction of the indemnification asset have been excluded from as adjusted results.

SUMMARY OF NONOPERATING INCOME (EXPENSE)

(in millions), (unaudited)

	Three Months Ended September 30,		Change	Three Months Ended June 30, 2014	Change	Nine Months Ended September 30,		Change
	2014	2013				2014	2013
Nonoperating income (expense), GAAP basis	($52)	($18)	($34)	$16	($68)	($19)	$92	($111)
Less: Net income (loss) attributable to NCI	(44)	(1)	(43)	33	(77)	(23)	10	(33)

Nonoperating income (expense) (1)	($8)	($17)	$9	($17)	$9	$4	$82	($78)

	Estimated economic investments at September 30, 2014 (2)	Three Months Ended September 30,		Change	Three Months Ended June 30, 2014	Change	Nine Months Ended September 30,		Change
		2014	2013				2014	2013
Net gain (loss) on investments (1)
Private equity	20-25%	$10	$12	($2)	$12	($2)	$66	$35	$31
Real estate	5-10%	3	7	(4)	8	(5)	13	17	(4)
Distressed credit/mortgage funds/opportunistic funds	< 5%	17	5	12	6	11	33	28	5
Hedge funds/funds of hedge funds	25-30%	8	(3)	11	8	—	27	5	22
Other investments (3)	35-40%	5	2	3	3	2	10	11	(1)

Subtotal		43	23	20	37	6	149	96	53
Gain related to the PennyMac IPO		—	—	—	—	—	—	39	(39)
Gain related to the Charitable Contribution		—	—	—	—	—	—	80	(80)
Investments related to deferred compensation plans		—	4	(4)	3	(3)	6	8	(2)

Total net gain (loss) on investments (1)		43	27	16	40	3	155	223	(68)
Interest and dividend income		10	8	2	3	7	23	18	5
Interest expense		(61)	(52)	(9)	(60)	(1)	(174)	(159)	(15)

Net interest expense		(51)	(44)	(7)	(57)	6	(151)	(141)	(10)

Total nonoperating income (expense) (1)		(8)	(17)	9	(17)	9	4	82	(78)
Gain related to the Charitable Contribution		—	—	—	—	—	—	(80)	80
Compensation expense related to (appreciation) depreciation on deferred compensation plans		—	(4)	4	(3)	3	(6)	(8)	2

Nonoperating income (expense), as adjusted (1)		($8)	($21)	$13	($20)	$12	($2)	($6)	$4

(1)	Net of net income (loss) attributable to noncontrolling interests (“NCI”).
(2)	Percentages represent estimated percentages of BlackRock’s corporate economic investment portfolio at September 30, 2014. Economic investment amounts at June 30, 2014 for private equity, real estate, distressed credit/mortgage funds/opportunistic funds, hedge funds/funds of hedge funds and other investments were $315 million, $125 million, $143 million, $332 million and $583 million, respectively. See the 2014 second quarter Form 10-Q for more information.
(3)	Amounts include net gains (losses) related to equity and fixed income investments, and BlackRock’s seed capital hedging program.

Highlights

•	Net gains on investments for the current quarter increased $16 million from the third quarter of 2013 reflecting higher net positive marks.

INCOME TAX EXPENSE

(in millions), (unaudited)

	Three Months Ended September 30,		Change	Three Months Ended June 30, 2014	Change	Nine Months Ended September 30,		Change
	2014	2013				2014	2013
Income tax expense	$232	$219	$13	$297	($65)	$853	$715	$138

Highlights

•	The third quarter 2014 GAAP effective tax rate of 20.2% included a $32 million noncash benefit, primarily associated with the revaluation of certain deferred income tax liabilities as a result of domestic state and local tax changes, which has been excluded from the as adjusted results.

In addition, the third quarter 2014 GAAP effective tax rate of 20.2% included a $94 million tax benefit, primarily due to the resolution of certain outstanding tax matters related to the acquisition of Barclays Global Investors. In connection with the acquisition, BlackRock recorded a $50 million indemnification asset for unrecognized tax benefits. Due to the resolution of such tax matters in the current quarter, BlackRock recorded $50 million of general and administration expense to reflect the reduction of the indemnification asset and an offsetting $50 million tax benefit. The $50 million general and administrative expense and $50 million tax benefit have been excluded from as adjusted results as there is no impact on BlackRock’s book value.

The third quarter 2013 GAAP effective tax rate of 23.1% included a $64 million net noncash benefit primarily related to the revaluation of certain deferred income tax liabilities, including legislation enacted in the United Kingdom and domestic state and local income tax changes, which has been excluded from the as adjusted results.

The second quarter 2014 GAAP effective tax rate of 26.8% included a $23 million net noncash expense, primarily associated with the revaluation of certain deferred income tax liabilities arising from the state and local tax effect of changes in the Company’s organizational structure, which has been excluded from as adjusted results. In addition, the second quarter of 2014 GAAP tax rate benefited from an improvement in the geographic mix of earnings and included a $34 million net tax benefit related to several favorable nonrecurring items.

ECONOMIC TANGIBLE ASSETS

(in billions), (unaudited)

The Company presents economic tangible assets as additional information to enable investors to eliminate gross presentation of certain assets that have equal and offsetting liabilities or noncontrolling interests that ultimately do not have an impact on stockholders’ equity (excluding appropriated retained earnings related to consolidated collateralized loan obligations) or cash flows. In addition, goodwill and intangible assets are excluded from economic tangible assets.

Economic tangible assets include cash, receivables, seed and co-investments, regulatory investments and other assets.

	September 30, 2014 (Est.)	December 31, 2013
Total balance sheet assets	$223	$220
Separate account assets and separate account collateral held under securities lending agreements	(178)	(177)
Consolidated VIEs/sponsored investment funds	(3)	(3)
Goodwill and intangible assets, net	(30)	(30)

Economic tangible assets	$12	$10

RECONCILIATION OF U.S. GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED

(in millions), (unaudited)

	Three Months Ended			Nine Months Ended September 30,
	September 30,		June 30, 2014
	2014	2013		2014	2013
Operating income, GAAP basis	$1,157	$966	$1,122	$3,330	$2,724
Non-GAAP expense adjustments:
Reduction of indemnification asset	50	—	—	50	—
PNC LTIP funding obligation	7	8	8	23	25
Charitable Contribution	—	—	—	—	124
Compensation expense related to appreciation (depreciation) on deferred compensation plans	—	4	3	6	8

Operating income, as adjusted	1,214	978	1,133	3,409	2,881
Closed-end fund launch costs	—	—	—	—	16
Closed-end fund launch commissions	—	—	—	—	2

Operating income used for operating margin measurement	$1,214	$978	$1,133	$3,409	$2,899

Revenue, GAAP basis	$2,849	$2,472	$2,778	$8,297	$7,403
Non-GAAP adjustments:
Distribution and servicing costs	(90)	(85)	(89)	(268)	(266)
Amortization of deferred sales commissions	(14)	(14)	(14)	(43)	(38)

Revenue used for operating margin measurement	$2,745	$2,373	$2,675	$7,986	$7,099

Operating margin, GAAP basis	40.6%	39.1%	40.4%	40.1%	36.8%

Operating margin, as adjusted	44.2%	41.2%	42.4%	42.7%	40.8%

See note (1) to the Condensed Consolidated Statements of Income and Supplemental Information on page 15 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF U.S. GAAP NONOPERATING INCOME NET OF NCI TO NONOPERATING INCOME NET OF NCI, AS ADJUSTED

(in millions), (unaudited)

	Three Months Ended			Nine Months Ended September 30,
	September 30,		June 30, 2014
	2014	2013		2014	2013
Nonoperating income (expense), GAAP basis	($52)	($18)	$16	($19)	$92
Less: Net income (loss) attributable to NCI	(44)	(1)	33	(23)	10

Nonoperating income (expense), net of NCI	(8)	(17)	(17)	4	82
Gain related to Charitable Contribution	—	—	—	—	(80)
Compensation expense related to (appreciation) depreciation on deferred compensation plans	—	(4)	(3)	(6)	(8)

Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted	($8)	($21)	($20)	($2)	($6)

See note (2) to the Condensed Consolidated Statements of Income and Supplemental Information on page 16 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF U.S. GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED

(in millions, except per share data), (unaudited)

	Three Months Ended			Nine Months Ended September 30,
	September 30,		June 30, 2014
	2014	2013		2014	2013
Net income attributable to BlackRock, Inc., GAAP basis	$917	$730	$808	$2,481	$2,091
Non-GAAP adjustments, net of tax:
PNC LTIP funding obligation	5	6	6	17	17
Income tax matters	(32)	(64)	23	(9)	(64)
Amount related to the Charitable Contribution	—	—	—	—	(13)

Net income attributable to BlackRock, Inc., as adjusted	$890	$672	$837	$2,489	$2,031

Diluted weighted-average common shares outstanding (4)	170.8	173.4	171.2	171.4	174.0
Diluted earnings per common share, GAAP basis (4)	$5.37	$4.21	$4.72	$14.48	$12.02
Diluted earnings per common share, as adjusted (4)	$5.21	$3.88	$4.89	$14.53	$11.67

See notes (3) and (4) to the Condensed Consolidated Statements of Income and Supplemental Information on page 16 for more information on as adjusted items and the reconciliation to GAAP.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and, for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock’s financial performance over time. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted:

Operating income, as adjusted, equals operating income, GAAP basis, excluding certain items management deems nonrecurring, recurring infrequently or transactions that ultimately will not impact BlackRock’s book value. Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors.

•	Operating income, as adjusted, includes non-GAAP expense adjustments. The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by The PNC Financial Services Group, Inc. (“PNC”) has been excluded because it ultimately does not impact BlackRock’s book value. Compensation expense associated with appreciation (depreciation) on investments related to certain BlackRock deferred compensation plans has been excluded as returns on investments set aside for these plans, which substantially offset this expense, are reported in nonoperating income (expense). The third quarter 2014 non-GAAP expense adjustments also included the previously mentioned $50 million general and administration expense due to the reduction of an indemnification asset. The $50 million general and administration expense and the offsetting $50 million tax benefit have been excluded from as adjusted results as there is no impact on BlackRock’s book value.

The nine months ended September 30, 2013 included a $124 million expense related to the Company’s charitable contribution of 6.1 million units of its PennyMac’s equity method investment with a fair value of $124 million to a donor advised fund (the “Charitable Contribution”). The Charitable Contribution has been excluded from operating income, as adjusted due to its nonrecurring nature and because the noncash, nonoperating pre-tax gain of $80 million related to the contributed PennyMac investment is reported in nonoperating income (expense).

Management believes operating income exclusive of these items is a useful measure in evaluating BlackRock’s operating performance and helps enhance the comparability of this information for the reporting periods presented.

•	Operating margin, as adjusted, allows BlackRock to compare performance from period to period by adjusting for items that may not recur, recur infrequently or may have an economic offset in nonoperating income (expense). BlackRock also uses operating margin, as adjusted, to monitor corporate performance and efficiency and as a benchmark to compare its performance with other companies. Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance. The non-GAAP measure by itself may pose limitations because it does not include all of BlackRock’s revenue and expense.

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of closed-end fund launch costs and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to related parties and other third parties. Management believes the exclusion of such costs is useful because it creates consistency in the treatment for certain contracts for similar services, which due to the terms of the contracts, are accounted for under GAAP on a net basis within investment advisory, administration fees and securities lending revenue. Amortization of deferred sales commissions is excluded from revenue used for operating margin measurement, as adjusted, because such costs, over time, substantially offset distribution fee revenue the Company earns. For each of these items, BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to each of these items as a proxy for such offsetting revenue.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted:

Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, equals nonoperating income (expense), GAAP basis, less net income (loss) attributable to NCI, adjusted for compensation expense associated with (appreciation) depreciation on investments related to certain BlackRock deferred compensation plans. The compensation expense offset is recorded in operating income. This compensation expense has been included in nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, to offset returns on investments set aside for these plans, which are reported in nonoperating income (expense), GAAP basis.

Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides comparability of information among reporting periods and is an effective measure for reviewing BlackRock’s nonoperating contribution to results. As compensation expense associated with (appreciation) depreciation on investments related to certain deferred compensation plans, which is included in operating income, substantially offsets the gain (loss) on the investments set aside for these plans, management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure, for both management and investors, of BlackRock’s nonoperating results that impact book value. During the nine months ended September 30, 2013, the noncash, nonoperating pre-tax gain of $80 million related to the contributed PennyMac investment has been excluded from nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted due to its nonrecurring nature and because the more than offsetting associated Charitable Contribution expense of $124 million is reported in operating income.

(3) Net income attributable to BlackRock, Inc., as adjusted:

Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

The third quarter of 2014 included a $32 million noncash benefit, primarily associated with the revaluation of certain deferred income tax liabilities as a result of domestic state and local tax changes, which has been excluded from the as adjusted results. The second quarter of 2014 included a $23 million net noncash tax expense primarily related to the revaluation of certain deferred income tax liabilities. Both the $32 million noncash benefit and the $23 million net noncash expense have been excluded from as adjusted results as these items will not have a cash flow impact and to ensure comparability among periods presented.

See note (1) Operating income, as adjusted, and operating margin, as adjusted, for information on the PNC LTIP funding obligation and the Charitable Contribution.

For each period presented, the non-GAAP adjustments related to the PNC LTIP funding obligation was tax effected at the respective blended rates applicable to the adjustments. The nine months ended September 30, 2013 included a tax benefit of approximately $57 million recognized in connection with the Charitable Contribution. The tax benefit has been excluded from net income attributable to BlackRock, Inc., as adjusted due to the nonrecurring nature of the Charitable Contribution.

(4) Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

Forward-looking Statements

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s Securities and Exchange Commission (“SEC”) reports and those identified elsewhere in this earnings release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (9) the impact of legislative and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (10) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (11) the ability to attract and retain highly talented professionals; (12) fluctuations in the carrying value of BlackRock’s economic investments; (13) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (14) BlackRock’s success in maintaining the distribution of its products; (15) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (16) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

Performance Notes

Past performance is not indicative of future results. Except as specified, the performance information shown is as of September 30, 2014 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including U.S. registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of August 31, 2014. The performance data does not include accounts terminated prior to September 30, 2014 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for U.S. retail, institutional and high net worth separate accounts as well as EMEA institutional separate accounts, and net-of-fee for European domiciled retail funds. The performance tracking shown for institutional index accounts is based on gross-of-fee performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of September 30, 2014 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Source of performance information and peer medians is BlackRock, Inc. and is based in part on data from Lipper Inc. for U.S. funds and Morningstar, Inc. for non-U.S. funds.